UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2023

Date of Report (Date of earliest event reported)

AYALA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39279	82-3578375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oppenheimer 4

Rehovot, Israel 7670104

(Address of Principal Executive Offices) (Zip Code)

(857) 444-0553

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AYLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 13, 2023, Ayala Pharmaceuticals, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”). A total of 9,408,088 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were present in person or represented by proxy at the Meeting, representing approximately 63.47% percent of the Company’s outstanding Common Stock as of the December 7, 2022 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 12, 2022.

Item 1 — Adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated October 18, 2022, by and among the Company, Advaxis, Inc. (“Advaxis”) and Doe Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Advaxis.

Votes FOR	Votes AGAINST	Votes ABSTAINED
9,382,563	24,310	1,215

Item 2 — Approval of the adjournment of the Meeting from time to time, if necessary or appropriate, to solicit additional affirmative votes in favor of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement.

Votes FOR	Votes AGAINST	Votes ABSTAINED
9,358,455	37,698	11,935

Based on the foregoing votes, Item 1 and Item 2 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2023	AYALA PHARMACEUTICALS, INC.

	By:	/s/ Roni Mamluk
Roni Mamluk, Ph.D.
Chief Executive Officer and President